SPECIAL MEETING OF COMMON SHAREHOLDERS OF

ANTERO MIDSTREAM GP LP

[ ], 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at - **{Insert web address where material will be hosted}**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030000300033000000 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the conversion of Antero Midstream GP LP from a Delaware limited partnership to a Delaware corporation, to be named Antero Midstream Corporation ("New AM"), including a certificate of conversion and a certificate of incorporation, in connection with the transactions contemplated by the Simplification Agreement, dated as of October 9, 2018, by and among AMGP, AMGP GP LLC, Antero Midstream Partners LP ("Antero Midstream"), Antero Midstream Partners GP LLC, Arkrose Midstream NewCo Inc., Arkrose Midstream Preferred Co LLC and Arkrose Midstream Merger Sub LLC ("Merger Sub"), as it may be amended from time to time (the "Simplification Agreement").	☐	☐	☐
2. To approve the Simplification Agreement, the merger of Merger Sub with and into Antero Midstream as contemplated by the Simplification Agreement, with Antero Midstream surviving such merger as an indirect, wholly owned subsidiary of New AM, and the other transactions contemplated by the Simplification Agreement, including the exchange of 176.0041 shares of common stock of New AM, par value $0.01 per share (the "New AM Common Stock"), for each issued and outstanding Series B Unit representing limited liability company interests in Antero IDR Holdings LLC (an aggregate of approximately 17.35 million shares of New AM Common Stock).	☐	☐	☐
3. To approve the adoption of a New AM omnibus equity incentive plan.	☐	☐	☐
4. To approve the issuance of New AM Common Stock pursuant to the Simplification Agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANTERO MIDSTREAM GP LP Proxy for Special Meeting of Common Shareholders on [ ], 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints and , and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Common Shareholders of ANTERO MIDSTREAM GP LP, to be held on [ ], 2019 at 1615 Wynkoop Street, Denver, Colorado 80202, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)

SPECIAL MEETING OF COMMON SHAREHOLDERS OF

ANTERO MIDSTREAM GP LP

[ ], 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - **{Insert web address where material will be hosted}**

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030000300033000000 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	Proposal	FOR	AGAINST	ABSTAIN
1.	To approve the conversion of Antero Midstream GP LP from a Delaware limited partnership to a Delaware corporation, to be named Antero Midstream Corporation ("New AM"), including a certificate of conversion and a certificate of incorporation, in connection with the transactions contemplated by the Simplification Agreement, dated as of October 9, 2018, by and among AMGP, AMGP GP LLC, Antero Midstream Partners LP ("Antero Midstream"), Antero Midstream Partners GP LLC, Arkrose Midstream NewCo Inc., Arkrose Midstream Preferred Co LLC and Arkrose Midstream Merger Sub LLC ("Merger Sub"), as it may be amended from time to time (the "Simplification Agreement").	☐	☐	☐
2.	To approve the Simplification Agreement, the merger of Merger Sub with and into Antero Midstream as contemplated by the Simplification Agreement, with Antero Midstream surviving such merger as an indirect, wholly owned subsidiary of New AM, and the other transactions contemplated by the Simplification Agreement, including the exchange of 176.0041 shares of common stock of New AM, par value $0.01 per share (the "New AM Common Stock"), for each issued and outstanding Series B Unit representing limited liability company interests in Antero IDR Holdings LLC (an aggregate of approximately 17.35 million shares of New AM Common Stock).	☐	☐	☐
3.	To approve the adoption of a New AM omnibus equity incentive plan.	☐	☐	☐
4.	To approve the issuance of New AM Common Stock pursuant to the Simplification Agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______________ Date: ________ Signature of Shareholder ______________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.